Third Quarter 2024 Earnings Release

Exhibit 99.1

RPC, Inc. Reports Third Quarter 2024 Financial Results

And Declares Regular Quarterly Cash Dividend

ATLANTA, October 24, 2024 - RPC, Inc. (NYSE: RES) (“RPC” or the “Company”), a leading diversified oilfield services company, announced its unaudited results for the third quarter ended September 30, 2024.

* Non-GAAP and adjusted measures, including adjusted operating income, adjusted net income, adjusted earnings per share (diluted), EBITDA and adjusted EBITDA, adjusted EBITDA margin, and free cash flow are reconciled to the most comparable GAAP measures in the appendices of this earnings release.

* Sequential comparisons are to 2Q:24. The Company believes quarterly sequential comparisons are most useful in assessing industry trends and RPC’s recent financial results. Both sequential and year-over-year comparisons are available in the tables at the end of this earnings release.

Third Quarter 2024 Results

●	Revenues decreased 7% sequentially to $337.7 million
●	Net income was $18.8 million, down 42% sequentially, and diluted Earnings Per Share (EPS) was $0.09; net income margin decreased 330 basis points sequentially to 5.6%
●	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) was $55.2 million, down 19% sequentially; Adjusted EBITDA margin decreased 240 basis points sequentially to 16.4%
●	Results reflected lower utilization and pricing in pressure pumping, while the Company’s other service lines’ revenues were generally more stable
●	The Company remained debt-free and paid $8.6 million in dividends in 3Q:24, ending the quarter with $277 million in cash

Management Commentary

“The third quarter saw sequentially lower revenues and profits in a challenging oilfield services market,” stated Ben M. Palmer, RPC’s President and Chief Executive Officer. “Oil prices and rig count were each sequentially lower in the quarter, adding headwinds to an already competitive marketplace. Similar to the second quarter, our non-pressure pumping service line revenues were generally more resilient, posting a moderate 4% decline in aggregate, while pressure pumping revenues were down low double-digits. In this lackluster environment, spot market pumping customers contributed to whitespace on our calendar with industry consolidation putting pressure on our business, while our broader service lines and more diversified, larger customers have been more steady. Our tier 4 dual fuel assets remain highly utilized with good visibility, while older equipment utilization and demand has been soft. We will continue to take measured cost actions to preserve margins until industry conditions improve.”

“As we close out the year, we look forward to expanding some of our innovative new products and services in coiled tubing and downhole tools to capitalize on attractive opportunities. Our appetite for high-quality acquisitions remains high, and we are encouraged by the availability of actionable transactions. We maintain a strong balance sheet, with nearly $280 million in cash and no debt at the end of the third quarter, to support existing businesses, potential M&A and dividend payments,” concluded Palmer.

Third Quarter 2024 Earnings Release

Selected Industry Data (Source: Baker Hughes, Inc., U.S. Energy Information Administration)

	3Q:24	2Q:24	Change	% Change	3Q:23	Change	% Change
U.S. rig count (avg)	586	603	(17)	(2.8)%	649	(63)	(9.7)%
Oil price ($/barrel)	$76.57	$81.78	$(5.21)	(6.4)%	$82.17	$(5.60)	(6.8)%
Natural gas ($/Mcf)	$2.10	$2.07	$0.03	1.4%	$2.59	$(0.49)	(18.9)%

3Q:24 Consolidated Financial Results (Sequential Comparisons versus 2Q:24)

Revenues were $337.7 million, down 7%. Revenues for pressure pumping, the Company’s largest service line, declined 12%, while all other service lines combined decreased 4%. Pressure pumping revenues decreased primarily due to lower asset utilization in a highly competitive marketplace, with softness in the Company’s spot and semi-dedicated customer base. We experienced lower overall activity as well as the negative impact of customer consolidation and associated acquisition of certain customers. Coiled tubing revenues also decreased as specialized plug and abandonment work from the second quarter did not repeat in the third quarter; however, the Company does expect revenues for this unique service to be a meaningful opportunity in 2025. Service lines such as cementing, downhole tools and rental tools were flat-to-slightly lower in the quarter.

Cost of revenues, which excludes depreciation and amortization of $31.8 million, was $247.5 million, down from $262.3 million. These costs decreased during the quarter generally in line with revenues, with the largest decreases coming from lower employment costs as a result of headcount reductions, as well as maintenance and repairs, and materials and supplies.

Selling, general and administrative expenses were $37.7 million, up slightly from $37.4 million.

Interest income totaled $3.5 million, reflecting a higher average cash balance.

Income tax provision was $4.7 million, or 19.9% of income before income taxes.

Net income and diluted EPS were $18.8 million and $0.09, respectively, down from $32.4 million and $0.15, respectively, in 2Q:24. Net income margin decreased 330 basis points sequentially to 5.6%.

Adjusted EBITDA was $55.2 million, down from $68.5 million, reflecting lower revenues, particularly in pressure pumping, and the associated negative operating leverage and fixed cost absorption; Adjusted EBITDA margin decreased 240 basis points sequentially to 16.4%.

Non-GAAP adjustments: there were no adjustments to GAAP performance measures in 3Q:24 other than those necessary to calculate EBITDA and Adjusted EBITDA (see Appendices A, B and C).

Balance Sheet, Cash Flow and Capital Allocation

Cash and cash equivalents were $276.9 million at the end of 3Q:24, with no outstanding borrowings under the Company’s $100 million revolving credit facility, with $16.5 million subject to outstanding letters of credit.

Net cash provided by operating activities and free cash flow were $255.2 million and $75.8 million, respectively, year-to-date through 3Q:24.

Payment of dividends totaled $25.8 million year-to-date through 3Q:24. The Board of Directors declared a regular quarterly cash dividend of $0.04 per share, payable on December 10, 2024, to common stockholders of record at the close of business on November 11, 2024.

Share repurchases totaled $9.9 million year-to-date through 3Q:24.

Third Quarter 2024 Earnings Release

Segment Operations: Sequential Comparisons (versus 2Q:24)

Technical Services performs value-added completion, production and maintenance services directly to a customer’s well. These services include pressure pumping, downhole tools, coiled tubing, cementing, and other offerings.

-	Revenues were $313.5 million, down 8%
-	Operating income was $16.3 million, down 46%
-	Results were driven primarily by lower activity levels in pressure pumping and the related negative leverage of fixed costs, particularly labor

Support Services provides equipment for customer use or services to assist customer operations, including rental tools, and pipe inspection services and storage.

-	Revenues were $24.2 million, up 7%
-	Operating income was $5.3 million, up 21%
-	Results were driven by higher activity in tubular services and the high fixed-cost nature of these service lines

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2024	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Technical Services	$313,492	$341,484	$303,069	$1,011,370	$1,145,078
Support Services	24,160	22,669	27,348	68,268	77,865
Total revenues	$337,652	$364,153	$330,417	$1,079,638	$1,222,943
Operating income:
Technical Services	$16,344	$30,198	$18,912	$78,498	$199,462
Support Services	5,286	4,379	6,861	13,264	21,425
Corporate expenses	(4,216)	(2,447)	(4,840)	(11,083)	(14,593)
Pension settlement charges	—	—	—	—	(18,286)
Gain on disposition of assets, net	1,790	3,338	1,778	6,342	7,729
Total operating income	$19,204	$35,468	$22,711	$87,021	$195,737
Interest expense	(261)	(99)	(101)	(594)	(246)
Interest income	3,523	3,343	1,450	9,831	6,003
Other income, net	1,005	732	804	2,504	2,196
Income before income taxes	$23,471	$39,444	$24,864	$98,762	$203,690

Conference Call Information

RPC, Inc. will hold a conference call today, October 24, 2024, at 9:00 a.m. ET to discuss the results for the quarter. Interested parties may listen in by accessing a live webcast in the investor relations section of RPC, Inc.’s website at www.rpc.net. The live conference call can also be accessed by calling (888) 440-5966, or (646) 960-0125 for international callers, and use conference ID number 9842359. For those not able to attend the live conference call, a replay will be available in the investor relations section of RPC, Inc.’s website beginning approximately two hours after the call and for a period of 90 days.

About RPC

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found at www.rpc.net.

Third Quarter 2024 Earnings Release

Forward Looking Statements

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements that look forward in time or express management’s beliefs, expectations or hopes. In particular, such statements include, without limitation: our plans to continue to take measured cost actions to preserve margins until industry conditions improve; our plans to expand some of our innovative new products and services in coiled tubing and downhole tools to capitalize on attractive opportunities; our appetite for high-quality acquisitions, and the availability of actionable transactions; our ability to support existing businesses, potential M&A and dividend payments; and our expectation that revenues for coiled tubing service will be a meaningful opportunity in 2025. Risk factors that could cause such future events not to occur as expected include the following: the price of oil and natural gas and overall performance of the U.S. economy, both of which can impact capital spending by our customers and demand for our services; business interruptions due to adverse weather conditions; changes in the competitive environment of our industry; political instability in the petroleum-producing regions of the world; the actions of the OPEC oil cartel; our customers’ drilling and production activities; the risk that our assessments, such as regarding the oversupplied nature of oilfield services, will turn out incorrect; and our ability to identify and complete acquisitions and/or other strategic investments or transactions. Additional factors that could cause the actual results to differ materially from management’s projections, forecasts, estimates, and expectations are contained in RPC’s Form 10-K for the year ended December 31, 2023.

For information about RPC, Inc., please contact:

Mark Chekanow, CFA, Vice President Investor Relations

(404) 419-3809

mark.chekanow@rpc.net

Michael L. Schmit, Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Third Quarter 2024 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$337,652	$364,153	$330,417	$1,079,638	$1,222,943
COSTS AND EXPENSES:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	247,507	262,284	239,084	786,400	810,120
Selling, general and administrative expenses	37,697	37,406	42,012	115,188	127,813
Pension settlement charge	—	—	—	—	18,286
Depreciation and amortization	35,034	32,333	28,388	97,371	78,716
Gain on disposition of assets, net	(1,790)	(3,338)	(1,778)	(6,342)	(7,729)
Operating income	19,204	35,468	22,711	87,021	195,737
Interest expense	(261)	(99)	(101)	(594)	(246)
Interest income	3,523	3,343	1,450	9,831	6,003
Other income, net	1,005	732	804	2,504	2,196
Income before income taxes	23,471	39,444	24,864	98,762	203,690
Income tax provision	4,675	7,025	6,547	20,080	48,836
NET INCOME	$18,796	$32,419	$18,317	$78,682	$154,854

EARNINGS PER SHARE
Basic	$0.09	$0.15	$0.08	$0.37	$0.71
Diluted	$0.09	$0.15	$0.08	$0.37	$0.71

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	214,976	214,844	216,333	214,940	216,631
Diluted	214,976	214,844	216,333	214,940	216,631

Third Quarter 2024 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(In thousands)
	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$276,888	$223,310
Accounts receivable, net	275,456	324,915
Inventories	113,489	110,904
Income taxes receivable	937	52,269
Prepaid expenses	8,493	12,907
Other current assets	2,517	2,768
Total current assets	677,780	727,073
Property, plant and equipment, net	509,292	435,139
Operating lease right-of-use assets	28,905	24,537
Finance lease right-of-use assets	4,524	1,036
Goodwill	50,824	50,824
Other intangibles, net	14,436	12,825
Retirement plan assets	30,677	26,772
Other assets	14,159	8,639
Total assets	$1,330,597	$1,286,845

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$86,640	$85,036
Accrued payroll and related expenses	20,519	30,956
Accrued insurance expenses	5,662	5,340
Accrued state, local and other taxes	6,068	4,461
Income taxes payable	223	275
Unearned revenue	—	15,743
Current portion of operating lease liabilities	7,186	7,367
Current portion of finance lease liabilities and finance obligations	3,617	375
Accrued expenses and other liabilities	4,690	2,304
Total current liabilities	134,605	151,857
Long-term accrued insurance expenses	11,331	10,202
Retirement plan liabilities	24,444	23,724
Long-term operating lease liabilities	22,862	18,600
Long-term finance lease liabilities	671	819
Other long-term liabilities	9,182	7,840
Deferred income taxes	55,161	51,290
Total liabilities	258,256	264,332
Common stock	21,497	21,502
Capital in excess of par value	—	—
Retained earnings	1,053,318	1,003,380
Accumulated other comprehensive loss	(2,474)	(2,369)
Total stockholders' equity	1,072,341	1,022,513
Total liabilities and stockholders' equity	$1,330,597	$1,286,845

Third Quarter 2024 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(In thousands)
Nine Months Ended September 30,	2024	2023
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net income	$78,682	$154,854
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97,371	78,716
Pension settlement charge	—	18,286
Working capital	77,081	40,858
Other operating activities	2,081	6,428
Net cash provided by operating activities	255,215	299,142

INVESTING ACTIVITIES
Capital expenditures	(179,460)	(148,816)
Proceeds from sale of assets	14,127	12,569
Purchase of business	—	(78,798)
Net cash used for investing activities	(165,333)	(215,045)

FINANCING ACTIVITIES
Payment of dividends	(25,784)	(25,948)
Cash paid for common stock purchased and retired	(9,928)	(12,445)
Cash paid for finance lease and finance obligations	(592)	(254)
Net cash used for financing activities	(36,304)	(38,647)

Net increase in cash and cash equivalents	53,578	45,450
Cash and cash equivalents at beginning of period	223,310	126,424
Cash and cash equivalents at end of period	$276,888	$171,874

Non-GAAP Measures

RPC, Inc. has used the non-GAAP financial measures of adjusted operating income, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, and free cash flow in today's earnings release. These measures should not be considered in isolation or as a substitute for performance or liquidity measures prepared in accordance with GAAP. Management believes that presenting these non-GAAP measures enables investors to compare the operating performance of our core business consistently over various time periods, and in the case of EBITDA and adjusted EBITDA, without regard to changes in our capital structure. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating RPC's liquidity. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, RPC’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our Condensed Consolidated Statements of Cash Flows.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP

Third Quarter 2024 Earnings Release

in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth in the appendices below are reconciliations of these non-GAAP measures with their most directly comparable GAAP measures. These reconciliations also appear on RPC, Inc.'s investor website, which can be found on the Internet at www.rpc.net.

Appendix A

(Unaudited)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2024	2024	2023	2024	2023
Reconciliation of Operating Income to Adjusted Operating Income

Operating income	$19,204	$35,468	$22,711	$87,021	$195,737
Add: Pension settlement charge	—	—	—	—	18,286
Adjusted operating income	$19,204	$35,468	$22,711	$87,021	$214,023

Appendix B

(Unaudited)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2024	2024	2023	2024	2023
Reconciliation of Net Income to Adjusted Net Income

Net income	$18,796	$32,419	$18,317	$78,682	$154,854
Adjustments:
Add: Pension settlement charges, before taxes	—	—	—	—	18,286
Less: Tax effect of pension settlement charges	—	—	—	—	(4,389)
Total adjustments, net of tax	—	—	—	—	13,897
Adjusted net income	$18,796	$32,419	$18,317	$78,682	$168,751

(Unaudited)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Reconciliation of Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Diluted earnings per share	$0.09	$0.15	$0.08	$0.37	$0.71
Adjustments:
Add: Pension settlement charges, before taxes	—	—	—	—	0.09
Less: Tax effect of pension settlement charges	—	—	—	—	(0.02)
Total adjustments, net of tax	—	—	—	—	0.07
Adjusted diluted earnings per share	$0.09	$0.15	$0.08	$0.37	$0.78

Weighted average shares outstanding (in thousands)	214,976	214,844	216,333	214,940	216,631

Third Quarter 2024 Earnings Release

Appendix C

(Unaudited)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2024	2024	2023	2024	2023
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$18,796	$32,419	$18,317	$78,682	$154,854
Adjustments:
Add: Income tax provision	4,675	7,025	6,547	20,080	48,836
Add: Interest expense	261	99	101	594	246
Add: Depreciation and amortization	35,034	32,333	28,388	97,371	78,716
Less: Interest income	3,523	3,343	1,450	9,831	6,003
EBITDA	$55,243	$68,533	$51,903	$186,896	$276,649
Add: Pension settlement charges	—	—	—	—	18,286
Adjusted EBITDA	$55,243	$68,533	$51,903	$186,896	$294,935

Revenues	$337,652	$364,153	$330,417	$1,079,638	$1,222,943

Net income margin(1)	5.6%	8.9%	5.5%	7.3%	12.7%

Adjusted EBITDA margin(1)	16.4%	18.8%	15.7%	17.3%	24.1%

(1) Net income margin is calculated as net income divided by revenues. EBITDA margin is calculated as EBITDA divided by revenues.

Appendix D

(Unaudited)	Nine Months Ended
	September 30,	September 30,
(In thousands)	2024	2023
Reconciliation of Operating Cash Flow to Free Cash Flow
Net cash provided by operating activities	$255,215	$299,142
Capital expenditures	(179,460)	(148,816)
Free cash flow	$75,755	$150,326